Oaktree Announces Third Quarter 2013 Financial Results

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Adjusted net income per Class A unit grew 32% for the third quarter, to $1.16, and 78% for the first nine months of 2013, to $4.76, as compared with the corresponding prior-year periods, on higher incentive income.

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Distributable earnings per Class A unit grew 30% for the third quarter, to $0.91, and 86% for the first nine months of 2013, to $4.51, as compared with the corresponding prior-year periods, on strong incentive income and investment income proceeds.

•	Gross capital raised reached $3.7 billion for the third quarter, bringing gross capital raised for the first nine months of 2013 to $8.4 billion.

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GAAP net income attributable to Oaktree Capital Group, LLC grew 70%, to $42.9 million, and 129%, to $157.1 million, for the third quarter and first nine months of 2013, respectively, as compared with the corresponding prior-year periods.

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Oaktree declares a distribution for the third quarter of $0.74 per Class A unit, bringing to $3.66 the aggregate distributions for the first nine months of 2013, up 35% and 94%, respectively, over the prior-year amounts.

LOS ANGELES, CA. November 1, 2013 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended September 30, 2013.
Adjusted net income (“ANI”) rose $21.9 million, to $179.6 million in the third quarter of 2013 from $157.7 million in the third quarter of 2012, on a $57.0 million increase in total segment revenues. The 19% growth in revenues, to $361.6 million from $304.6 million, was attributable to a 107% gain in incentive income, to $122.4 million from $59.2 million. ANI increased to $812.3 million for the first nine months of 2013 from $496.9 million for the corresponding 2012 period, on a 57% rise in total segment revenues, to $1.5 billion.

Distributable earnings grew to $154.8 million in the third quarter of 2013, from $120.4 million in the third quarter of 2012, and to $763.0 million for the first nine months of 2013, from $434.0 million in the year-ago period, on higher incentive income.

Distributable earnings generated a distribution per Class A unit of $0.74 with respect to the third quarter of 2013, bringing distributions for the trailing four quarters to $4.71.

The year-to-date 2013 totals of $1.5 billion for segment revenues, $812.3 million for adjusted net income, $763.0 million for distributable earnings and $3.66 for the distribution per Class A unit already exceed any full calendar-year total in the Company’s history.

Howard Marks, Chairman, said, “The third quarter was another period of strong investment returns across our platform of diversified alternative investment strategies.  This performance continues to drive fundraising success.  Notably in the third quarter, gross capital raised was $3.7 billion, bringing the total for the first nine months of this year to $8.4 billion, including $3.0 billion for strategies that did not exist two years ago.”

In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on market values. ENI declined to $157.4 million in the third quarter of 2013 from $368.0 million in the third quarter of 2012. For the first nine months, ENI decreased to $730.5 million in

2013 from $750.0 million in 2012. Per Class A unit, ENI was $1.02 and $4.10 for the third quarter and first nine months of 2013, respectively.
GAAP-basis results for the third quarter and first nine months of 2013 included net income attributable to Oaktree Capital Group, LLC of $42.9 million and $157.1 million, respectively, representing increases of 70% and 129% over the respective prior-year period.

As previously announced, assets under management (“AUM”) grew to $79.8 billion as of September 30, 2013 from $76.4 billion as of June 30, 2013, as $4.2 billion in new capital commitments and market-value gains exceeded $1.9 billion of distributions by closed-end funds. AUM decreased by $1.2 billion from September 30, 2012 on the high level of closed-end fund realizations and resulting $15.5 billion in fund distributions. Management fee-generating assets under management (“management fee-generating AUM”) grew to $66.9 billion as of September 30, 2013, from $64.6 billion as of June 30, 2013 and $66.2 billion as of September 30, 2012, as $3.0 billion and $8.5 billion in new capital inflows to closed-end funds, fee-generating leverage, market-value gains and net inflows to open-end funds outpaced the downward impact of $1.1 billion and $7.8 billion in asset sales by closed-end funds in their liquidation period for the third quarter and twelve months ended September 30, 2013, respectively.

Following a closing in September 2013, Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”) total capital commitments stand at $2.3 billion. Capital commitments to the Emerging Market Opportunities strategy, which will invest in distressed emerging market corporate debt, have reached $459 million. A closing in October 2013 brought capital commitments to the European Private Debt strategy to $753 million. Capital commitments to our Strategic Credit strategy, which seeks to achieve an attractive total return on an unleveraged basis by investing in stressed credits, have reached $1.8 billion.

Additionally, Oaktree is currently marketing Oaktree Principal Fund VI, L.P. and Oaktree Real Estate Debt Fund, L.P.

The table below presents (a) adjusted net income, distributable earnings, fee-related earnings and economic net income, in each case for both the Operating Group and per Class A unit; (b) segment revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Segment revenues	$361,562	$304,562	$1,510,130	$963,935
Adjusted net income	179,603	157,732	812,334	496,874
Distributable earnings revenues	335,787	268,401	1,462,443	906,829
Distributable earnings	154,827	120,363	763,011	434,047
Fee-related earnings revenues	185,580	182,587	552,281	562,692
Fee-related earnings	59,769	73,049	184,136	235,539
Economic net income revenues	337,595	691,789	1,475,865	1,415,521
Economic net income	157,383	368,000	730,539	750,028
Per Class A unit:
Adjusted net income	$1.16	$0.88	$4.76	$2.67
Distributable earnings	0.91	0.70	4.51	2.42
Fee-related earnings	0.33	0.40	1.02	1.22
Economic net income	1.02	2.22	4.10	4.28
Operating Metrics:
Assets under management (in millions):
Assets under management	$79,818	$80,967	$79,818	$80,967
Management fee-generating assets under management	66,947	66,171	66,947	66,171
Incentive-creating assets under management	32,301	37,071	32,301	37,071
Uncalled capital commitments	12,344	13,262	12,344	13,262
Accrued incentives (fund level):
Incentives created (fund level)	98,457	446,401	753,400	702,447
Incentives created (fund level), net of associated incentive income compensation expense	52,082	246,960	411,534	405,806
Accrued incentives (fund level)	2,103,533	2,138,553	2,103,533	2,138,553
Accrued incentives (fund level), net of associated incentive income compensation expense	1,200,399	1,280,865	1,200,399	1,280,865

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented at Exhibit A.

Operating Metrics
Assets Under Management
AUM was $79.8 billion as of September 30, 2013, as compared with $76.4 billion as of June 30, 2013 and $81.0 billion as of September 30, 2012. The $3.4 billion increase since June 30, 2013 reflected $2.4 billion of new capital commitments, $1.8 billion of aggregate market-value gains and $0.5 billion of net inflows to open-end funds, partially offset by $1.9 billion of distributions to closed-end fund investors. The $2.4 billion of new capital commitments included $1.1 billion to ROF VI, $0.6 billion to the Strategic Credit strategy, $0.3 billion to the Emerging Market Opportunities strategy and $0.2 billion to the European Private Debt strategy. The $1.9 billion of distributions to closed-end fund investors included $0.5 billion by OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”), $0.6 billion by other distressed debt funds and $0.7 billion by principal investing funds.
The $1.2 billion decrease in AUM since September 30, 2012 was primarily attributable to $15.5 billion of distributions to closed-end fund investors and $1.6 billion in uncalled capital commitments from closed-end funds reaching the end of their investment periods, largely offset by $8.2 billion of market-value gains and $7.1 billion of new capital commitments and fee-generating leverage. The $15.5 billion of distributions to closed-end fund investors included $5.2 billion by Opps VIIb, $4.5 billion by other distressed debt funds, $2.5 billion by global principal funds, $1.8 billion by real estate funds and $0.9 billion by European principal funds. Of the $7.1 billion of new capital commitments and fee-generating leverage, ROF VI, Oaktree Enhanced Income Fund, L.P. (“EIF”) and the Strategic Credit strategy represented $2.1 billion, $2.0 billion and $1.5 billion, respectively.
Management Fee-generating Assets Under Management
Management fee-generating AUM was $66.9 billion as of September 30, 2013, up from $64.6 billion and $66.2 billion as of June 30, 2013 and September 30, 2012, respectively. The $2.3 billion increase in the third quarter of 2013 was primarily attributable to $1.1 billion of new capital commitments for ROF VI, $0.9 billion of market-value gains in funds for which management fees are based on NAV, $0.5 billion of net inflows to open-end funds and $0.4 billion in drawdowns by funds that pay fees based on drawn capital or NAV, partially offset by a $1.1 billion decline attributable to asset sales by closed-end funds in liquidation. The $0.4 billion in drawdowns included an additional 5% drawdown by Oaktree Opportunities Fund IX, L.P. (“Opps IX”), bringing that fund's total drawn capital as of September 30, 2013 to 15% of its $5.1 billion of committed capital. We had not commenced Opps IX's investment period as of September 30, 2013; thus, management fees were assessed only on Opps IX's drawn capital, and management fee-generating AUM included only that portion of its committed capital.
As compared to September 30, 2012, management fee-generating AUM increased $0.7 billion, reflecting increases of $2.6 billion from market-value gains in funds for which management fees are based on NAV, $2.0 billion from closings for ROF VI and $3.4 billion from drawdowns by Opps IX, EIF and Strategic Credit, partially offset by a $7.8 billion decline from asset sales by closed-end funds in liquidation. Opps VIIb accounted for $3.2 billion of the decline due to asset sales.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $32.3 billion as of September 30, 2013, up from $32.1 billion as of June 30, 2013 and down from $37.1 billion as of September 30, 2012. The $0.2 billion increase since June 30, 2013 reflected the net effect of $1.0 billion in market-value and foreign currency gains, $1.4 billion in contributions and drawdowns, and $2.3 billion in distributions by closed-end funds. The $4.8 billion decrease since September 30, 2012 resulted from the net effect of $14.8 billion in distributions by closed-end funds, $5.2 billion in market-value gains and $4.2 billion in drawdowns by closed-end funds. Of the $32.3 billion in incentive-creating AUM as of September 30, 2013, $24.5 billion, or 75.8%, was generating incentives at the fund level.

Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) amounted to $2.1 billion as of September 30, 2013, unchanged from June 30, 2013 and September 30, 2012. The third quarter of 2013 reflected $98.5 million of incentives created (fund level), less $122.4 million of segment incentive income recognized.
Net of incentive income compensation expense, accrued incentives (fund level) amounted to $1.2 billion, $1.2 billion and $1.3 billion as of September 30, 2013, June 30, 2013 and September 30, 2012, respectively.
Uncalled Capital Commitments
Uncalled capital commitments amounted to $12.3 billion as of September 30, 2013, as compared with $11.0 billion as of June 30, 2013 and $13.3 billion as of September 30, 2012.

Segment Results
Revenues
Segment revenues increased $57.0 million, or 18.7%, to $361.6 million for the third quarter of 2013, from $304.6 million for the third quarter of 2012, reflecting $63.2 million of higher incentive income and $3.0 million of higher management fees, offset by a drop of $9.2 million in investment income.
Management Fees
Management fees increased $3.0 million, or 1.6%, to $185.6 million for the third quarter of 2013, from $182.6 million for the third quarter of 2012. The increase reflected $19.7 million from new capital commitments to ROF VI, as well as higher management fees of $5.5 million from closed-end funds for which management fees are based on drawn capital or NAV, $4.3 million from Oaktree Mezzanine Fund III, L.P. (“Mezz III”) and $3.2 million from open-end funds. These increases were partially offset by a $30.8 million decline in fees from closed-end funds in liquidation, of which Opps VIIb accounted for $13.5 million. Of the $19.7 million increase from new commitments to ROF VI, $11.7 million represented additional management fees that were earned retroactive to the start of the fund's investment period in August 2012. No such retroactive management fees fell in the prior-year's third quarter. The increase in fees from Mezz III resulted from the fact that a portion of its management fees is contingent on the fund achieving certain cash flow levels. During the third quarter of 2013, closed-end funds represented $139.3 million, or 75.1%, of total management fees.
Incentive Income
Incentive income increased $63.2 million, or 106.8%, to $122.4 million for the third quarter of 2013, from $59.2 million for the third quarter of 2012. The third quarter of 2013 included $97.3 million from Opps VIIb and $14.5 million from Oaktree PPIP Fund, L.P. The third quarter of 2012 included an aggregate $41.0 million from principal investing and real estate funds, and $16.2 million of tax-related incentive distributions by Opps VIIb.
Investment Income
Investment income declined $9.2 million, or 14.6%, to $53.6 million for the third quarter of 2013, from $62.8 million for the third quarter of 2012, reflecting a lower average return on an average invested fund balance that declined 10.3% from the third quarter of 2012. Investments in companies relate principally to our one-fifth ownership in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”), which accounted for $9.5 million and $7.2 million of investment income in the third quarter of 2013 and 2012, respectively. Investment income attributable to DoubleLine did not include any performance fees in the third quarter of 2013, as compared to $2.8 million of performance fees in the third quarter of 2012.

Expenses
Compensation and Benefits
Compensation and benefits increased $12.5 million, or 15.0%, to $95.6 million for the third quarter of 2013, from $83.1 million in the third quarter of 2012, reflecting growth in headcount of 10% between September 30, 2012 and September 30, 2013, in part related to corporate development activities, and a higher accrual towards the year-end bonus.
Equity-based Compensation
Equity-based compensation increased to $1.1 million for the third quarter of 2013, from $0.1 million in the third quarter of 2012, reflecting non-cash amortization expense associated with vesting of restricted unit grants made to employees and directors subsequent to our initial public offering in April 2012.
Incentive Income Compensation
Incentive income compensation expense rose $19.7 million, or 66.8%, to $49.2 million for the third quarter of 2013, from $29.5 million for the third quarter of 2012. The percentage increase was smaller than the 106.8% increase in incentive income, principally because in 2011 we acquired and expensed a small portion of certain investment professionals' carried interest in Opps VIIb. If that transaction had not occurred, total incentive income compensation expense would have been an estimated $56.8 million in the third quarter of 2013. Additionally, funds that generated incentive income in the third quarter of 2012 had a higher average percentage of incentive income compensation expense than those responsible for incentive income in the current-year's third quarter.
General and Administrative
General and administrative expenses increased $3.0 million, or 12.3%, to $27.4 million for the third quarter of 2013, from $24.4 million in the third quarter of 2012. Excluding the impact of foreign currency-related items, general and administrative expenses increased $5.0 million, or 21.4%, to $28.4 million from $23.4 million. The increase primarily reflected costs associated with corporate growth, enhancements to our operational infrastructure and being a public company.
Adjusted Net Income
Adjusted net income rose $21.9 million, or 13.9%, to $179.6 million for the third quarter of 2013, from $157.7 million in the third quarter of 2012, reflecting an increase of $43.6 million in incentive income, net of incentive income compensation expense, partially offset by decreases of $13.2 million in fee-related earnings and $9.2 million in investment income. The portion of adjusted net income attributable to our Class A units was $44.5 million and $26.7 million for the third quarter of 2013 and 2012, respectively. Per Class A unit, adjusted net income-OCG amounted to $1.16 and $0.88 for the third quarter of 2013 and 2012, respectively.

The effective income tax rates applied to ANI for the three months ended September 30, 2013 and 2012 were 1% and 15%, respectively, resulting from estimated full-year effective rates of 9% and 18%, respectively. The effective income tax rate is a function of the mix of income and other factors, each of which often varies significantly within or between years and can have a material impact on the particular year’s income tax expense. The rate used for interim fiscal periods is based on the estimated full-year effective income tax rate, which is subject to change as the year progresses.
Distributable Earnings
Distributable earnings increased $34.4 million, or 28.6%, to $154.8 million for the third quarter of 2013, from $120.4 million for the third quarter of 2012, reflecting an increase of $43.6 million in incentive income, net of incentive income compensation expense, partially offset by a decline of $13.2 million in fee-related earnings. For the third quarter of 2013, receipts of investment income totaled $27.8 million, including $18.8 million from fund distributions and $9.0 million from Oaktree’s one-fifth equity ownership in DoubleLine, as compared with total receipts in the prior year’s third quarter of $26.6 million, of which $21.2 million and $5.3 million was attributable to fund distributions and DoubleLine, respectively.

The portion of distributable earnings attributable to our Class A units was $0.91 and $0.70 per unit for the third quarter of 2013 and 2012, respectively, reflecting distributable earnings per Operating Group unit of $1.03 and $0.80, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

Fee-related Earnings
Fee-related earnings decreased $13.2 million, or 18.1%, to $59.8 million for the third quarter of 2013, from $73.0 million for the third quarter of 2012. The decrease reflected increases of $12.5 million in compensation and benefits and $3.0 million in general and administrative expenses, partially offset by a $3.0 million increase in management fees. The portion of fee-related earnings attributable to our Class A units was $0.33 and $0.40 per unit for the third quarter of 2013 and 2012, respectively.

The effective income tax rate applied to fee-related earnings was 16% for both the three months ended September 30, 2013 and 2012, resulting from estimated full-year effective rates of 14% and 20% for 2013 and 2012, respectively. The effective income tax rate used for interim fiscal periods is based on the estimated full-year income tax rate, which is a function of various factors and is subject to change as the year progresses.
GAAP-Basis Results
Net income attributable to Oaktree Capital Group, LLC was $42.9 million for the third quarter of 2013, an increase of 70% from $25.2 million for the third quarter of 2012.

Capital and Liquidity
As of September 30, 2013, Oaktree had cash and investments in U.S. Treasury and government agency securities of $1.0 billion and outstanding debt of $585.7 million. Oaktree had then, and currently has, no borrowings outstanding against its $500 million revolving credit facility. Oaktree’s investments in funds and companies had a carrying value of $1.1 billion as of September 30, 2013. While all of these investments in funds and companies follow the equity method of accounting, whereby original cost is adjusted for Oaktree’s share of income/loss and distributions, investments in funds reflect each fund’s holdings at fair value, whereas investments in DoubleLine and other companies are not adjusted to reflect the fair value of the underlying companies.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the third quarter of 2013 of $0.74 per Class A unit. This distribution will be paid on November 15, 2013 to Class A unitholders of record at the close of business on November 13, 2013.
Conference Call
Oaktree will host a conference call to discuss third quarter 2013 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE. Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (800) 627-0199 (U.S. callers) or +1 (203) 369-3299 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leading global investment management firm focused on alternative markets, with $79.8 billion in assets under management as of September 30, 2013. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 750 employees and offices in 15 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Carissa Felger
(312) 895-4701
cfelger@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to OCG. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in OCG’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 14, 2013 (“Annual Report”), which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause OCG’s actual results to differ materially from the expectations described in its forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, OCG does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Revenues:
Management fees	$56,786	$30,586	$149,422	$91,813
Incentive income	—	1,320	2,317	6,368
Total revenues	56,786	31,906	151,739	98,181
Expenses:
Compensation and benefits	(95,660)	(83,141)	(279,638)	(247,907)
Equity-based compensation	(7,320)	(7,498)	(20,877)	(27,482)
Incentive income compensation	(49,222)	(29,546)	(308,446)	(118,268)
Total compensation and benefits expense	(152,202)	(120,185)	(608,961)	(393,657)
General and administrative	(31,094)	(25,965)	(80,227)	(72,394)
Depreciation and amortization	(1,791)	(1,901)	(5,266)	(5,573)
Consolidated fund expenses	(29,071)	(19,969)	(80,749)	(70,971)
Total expenses	(214,158)	(168,020)	(775,203)	(542,595)
Other income (loss):
Interest expense	(17,337)	(10,789)	(42,931)	(33,639)
Interest and dividend income	389,078	452,473	1,375,923	1,455,964
Net realized gain on consolidated funds' investments	766,199	1,097,305	2,796,448	2,904,964
Net change in unrealized appreciation on consolidated funds' investments	97,773	808,989	1,007,495	1,434,596
Investment income	11,468	8,298	22,600	17,683
Other income (expense), net	148	(59)	412	8,534
Total other income	1,247,329	2,356,217	5,159,947	5,788,102
Income before income taxes	1,089,957	2,220,103	4,536,483	5,343,688
Income taxes	(726)	(5,801)	(18,874)	(27,493)
Net income	1,089,231	2,214,302	4,517,609	5,316,195
Less:
Net income attributable to non-controlling redeemable interests in consolidated funds	(916,875)	(2,069,855)	(3,743,327)	(4,868,300)
Net income attributable to OCGH non-controlling interest	(129,408)	(119,235)	(617,191)	(379,356)
Net income attributable to Oaktree Capital Group, LLC	$42,948	$25,212	$157,091	$68,539
Distributions declared per Class A unit	$1.51	$0.79	$3.97	$1.76
Net income per unit (basic and diluted):
Net income per Class A unit	$1.12	$0.84	$4.64	$2.49
Weighted average number of Class A units outstanding	38,239	30,181	33,845	27,494

Segment Financial Data

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$185,580	$182,587	$552,281	$562,692
Incentive income	122,424	59,174	787,665	250,861
Investment income	53,558	62,801	170,184	150,382
Total revenues	361,562	304,562	1,510,130	963,935
Expenses:
Compensation and benefits	(95,561)	(83,080)	(279,344)	(247,787)
Equity-based compensation	(1,070)	(128)	(2,646)	(128)
Incentive income compensation	(49,222)	(29,546)	(308,446)	(118,268)
General and administrative	(27,389)	(24,429)	(80,889)	(73,665)
Depreciation and amortization	(1,791)	(1,901)	(5,266)	(5,573)
Total expenses	(175,033)	(139,084)	(676,591)	(445,421)
Adjusted net income before interest and other income (expense)	186,529	165,478	833,539	518,514
Interest expense, net of interest income (2)	(7,074)	(7,687)	(21,617)	(23,914)
Other income (expense), net	148	(59)	412	2,274
Adjusted net income	$179,603	$157,732	$812,334	$496,874
Adjusted net income-OCG	$44,530	$26,690	$161,185	$73,384
Adjusted net income per Class A unit	1.16	0.88	4.76	2.67
Distributable earnings	154,827	120,363	763,011	434,047
Distributable earnings-OCG	34,639	21,126	152,681	66,426
Distributable earnings per Class A unit	0.91	0.70	4.51	2.42
Fee-related earnings	59,769	73,049	184,136	235,539
Fee-related earnings-OCG	12,434	12,213	34,353	33,601
Fee-related earnings per Class A unit	0.33	0.40	1.02	1.22
Economic net income	157,383	368,000	730,539	750,028
Economic net income-OCG	39,034	66,889	138,770	117,595
Economic net income per Class A unit	1.02	2.22	4.10	4.28
Weighted average number of Operating Group units outstanding	151,030	150,464	150,948	150,564
Weighted average number of Class A units outstanding	38,239	30,181	33,845	27,494
Operating Metrics:
Assets under management (in millions):
Assets under management	$79,818	$80,967	$79,818	$80,967
Management fee-generating assets under management	66,947	66,171	66,947	66,171
Incentive-creating assets under management	32,301	37,071	32,301	37,071
Uncalled capital commitments (3)	12,344	13,262	12,344	13,262
Accrued incentives (fund level): (4)
Incentives created (fund level)	98,457	446,401	753,400	702,447
Incentives created (fund level), net of associated incentive income compensation expense	52,082	246,960	411,534	405,806
Accrued incentives (fund level)	2,103,533	2,138,553	2,103,533	2,138,553
Accrued incentives (fund level), net of associated incentive income compensation expense	1,200,399	1,280,865	1,200,399	1,280,865

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. In addition, adjusted net income excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) other income or expenses applicable to OCG or its Intermediate Holding Companies and (d) the adjustment for the OCGH non-controlling interest. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)
Interest income was $0.9 million and $0.8 million for the three months ended September 30, 2013 and 2012, respectively, and $2.4 million and $1.9 million for the nine months ended September 30, 2013 and 2012, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.
Assets Under Management

		As of
		September 30, 2013	June 30, 2013	September 30, 2012
		(in millions)
Assets Under Management:
Closed-end funds		$45,357	$44,197	$50,966
Open-end funds		30,669	29,271	27,589
Evergreen funds		3,792	2,932	2,412
Total		$79,818	$76,400	$80,967

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2013	2012	2013	2012
	(in millions)
Change in Assets Under Management:
Beginning balance	$76,400	$78,713	$80,967	$73,010
Closed-end funds:
New capital commitments	1,724	657	4,261	7,459
Distributions for a realization event/other	(1,898)	(1,647)	(15,505)	(8,522)
Uncalled capital commitments at end of investment period	—	—	(1,634)	(18)
Foreign currency translation	226	77	300	(310)
Change in market value (1)	882	1,949	5,518	6,283
Change in applicable leverage	226	135	1,451	37
Open-end funds:
Contributions	1,162	790	4,861	3,322
Redemptions	(707)	(911)	(4,267)	(4,308)
Foreign currency translation	144	54	138	(105)
Change in market value (1)	799	1,114	2,348	4,068
Evergreen funds:
Contributions or new capital commitments	787	66	1,580	266
Redemptions	(19)	(125)	(462)	(522)
Distributions from restructured funds	(17)	—	(72)	(45)
Foreign currency translation	—	—	1	(3)
Change in market value (1)	109	95	333	355
Ending balance	$79,818	$80,967	$79,818	$80,967

(1)	Change in market value represents the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses.

Management Fee-generating AUM

		As of
		September 30, 2013	June 30, 2013	September 30, 2012
		(in millions)
Management Fee-generating Assets Under Management:
Closed-end funds		$33,833	$33,119	$36,509
Open-end funds		30,632	29,235	27,553
Evergreen funds		2,482	2,260	2,109
Total		$66,947	$64,614	$66,171

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2013	2012	2013	2012
	(in millions)
Change in Management Fee-generating Assets Under Management:
Beginning balance	$64,614	$66,311	$66,171	$63,367
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital	1,103	235	2,035	4,917
Capital drawn by funds that pay fees based on drawn capital or NAV	380	232	1,914	1,024
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (1)	(1,089)	(1,765)	(7,766)	(5,853)
Uncalled capital commitments at end of investment period for funds that pay fees based on committed capital	—	—	(57)	—
Distributions by funds that pay fees based on NAV	(100)	(79)	(359)	(440)
Foreign currency translation	236	118	276	(48)
Change in market value (2)	48	(52)	(66)	158
Change in applicable leverage	136	110	1,347	13
Open-end funds:
Contributions	1,162	775	4,862	3,308
Redemptions	(707)	(910)	(4,267)	(4,307)
Foreign currency translation	144	54	138	(106)
Change in market value	798	1,112	2,346	4,064
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	156	66	538	266
Redemptions	(19)	(125)	(462)	(522)
Change in market value	85	89	297	330
Ending balance	$66,947	$66,171	$66,947	$66,171

(1)
For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(2)	The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable.

	As of
	September 30, 2013	June 30, 2013	September 30, 2012
	(in millions)
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:
Assets under management	$79,818	$76,400	$80,967
Difference between assets under management and committed capital or cost basis for most closed-end funds (1)	(5,002)	(4,761)	(6,303)
Undrawn capital commitments to funds that have not yet commenced their investment periods	(5,179)	(4,855)	(4,898)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(1,032)	(733)	(1,701)
Oaktree’s general partner investments in management fee-generating funds	(1,273)	(940)	(1,092)
Closed-end funds that are no longer paying management fees	(181)	(289)	(548)
Funds for which management fees were permanently waived	(204)	(208)	(254)
Management fee-generating assets under management	$66,947	$64,614	$66,171

(1)	Not applicable to closed-end funds that pay management fees based on NAV or leverage, as applicable.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances are set forth below:

	As of
	September 30, 2013	June 30, 2013	September 30, 2012
Weighted Average Annual Management Fee Rates:
Closed-end funds	1.47%	1.48%	1.48%
Open-end funds	0.48	0.49	0.48
Evergreen funds	1.69	1.72	1.82
Overall	1.03	1.04	1.07

Incentive-creating AUM

	As of
	September 30, 2013	June 30, 2013	September 30, 2012
	(in millions)
Incentive-creating Assets Under Management:
Closed-end funds	$29,915	$29,920	$34,980
Evergreen funds	2,386	2,175	2,091
Total	$32,301	$32,095	$37,071
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Accrued Incentives (Fund Level):
Beginning balance	$2,127,500	$1,751,326	$2,137,798	$1,686,967
Incentives created (fund level):
Closed-end funds	85,068	430,555	714,899	673,284
Evergreen funds	13,389	15,846	38,501	29,163
Total incentives created (fund level)	98,457	446,401	753,400	702,447
Less: segment incentive income recognized by us	(122,424)	(59,174)	(787,665)	(250,861)
Ending balance	$2,103,533	$2,138,553	$2,103,533	$2,138,553
Accrued incentives (fund level), net of associated incentive income compensation expense	$1,200,399	$1,280,865	$1,200,399	$1,280,865
Uncalled Capital Commitments
Uncalled capital commitments amounted to $12.3 billion as of September 30, 2013, as compared with $11.0 billion as of June 30, 2013 and $13.3 billion as of September 30, 2012.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Revenues:
Management fees	$185,580	$182,587	$552,281	$562,692
Incentive income	122,424	59,174	787,665	250,861
Investment income	53,558	62,801	170,184	150,382
Total revenues	361,562	304,562	1,510,130	963,935
Expenses:
Compensation and benefits	(95,561)	(83,080)	(279,344)	(247,787)
Equity-based compensation	(1,070)	(128)	(2,646)	(128)
Incentive income compensation	(49,222)	(29,546)	(308,446)	(118,268)
General and administrative	(27,389)	(24,429)	(80,889)	(73,665)
Depreciation and amortization	(1,791)	(1,901)	(5,266)	(5,573)
Total expenses	(175,033)	(139,084)	(676,591)	(445,421)
Adjusted net income before interest and other income (expense)	186,529	165,478	833,539	518,514
Interest expense, net of interest income	(7,074)	(7,687)	(21,617)	(23,914)
Other income (expense), net	148	(59)	412	2,274
Adjusted net income	179,603	157,732	812,334	496,874
Adjusted net income attributable to OCGH non-controlling interest	(134,128)	(126,092)	(634,714)	(406,575)
Non-Operating Group other income	—	—	—	6,260	(1)
Non-Operating Group expenses	(271)	(115)	(947)	(393)
Adjusted net income-OCG before income taxes	45,204	31,525	176,673	96,166
Income taxes-OCG	(674)	(4,835)	(15,488)	(22,782)	(1)
Adjusted net income-OCG	$44,530	$26,690	$161,185	$73,384
Adjusted net income per Class A unit	$1.16	$0.88	$4.76	$2.67
Weighted average number of Class A units outstanding	38,239	30,181	33,845	27,494

(1)
A nonrecurring adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to adjusted net income-OCG before income taxes for the nine months ended September 30, 2012 was 17%, based on an annual rate of 18%, without the $(7,134) nonrecurring expense, and 24%, based on an annual rate of 23%, with it.

Investment Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Income (loss) from investments in funds:
Oaktree funds:
Distressed debt	$15,346	$33,861	$70,538	$85,653
Control investing	8,431	9,885	31,202	21,051
Real estate	4,006	5,857	14,685	13,201
Corporate debt	4,310	4,867	9,774	10,209
Listed equities	11,416	(18)	23,370	2,129
Convertible securities	57	50	120	114
Non-Oaktree	287	1,100	1,240	1,712
Income from investments in companies:
DoubleLine and other	9,705	7,199	19,255	16,313
Total investment income	$53,558	$62,801	$170,184	$150,382

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Distributable Earnings: (1)	(in thousands, except per unit data)
Revenues:
Management fees	$185,580	$182,587	$552,281	$562,692
Incentive income	122,424	59,174	787,665	250,861
Receipts of investment income from funds (2)	18,783	21,184	102,281	79,608
Receipts of investment income from DoubleLine and other companies	9,000	5,456	20,216	13,668
Total distributable earnings revenues	335,787	268,401	1,462,443	906,829
Expenses:
Compensation and benefits	(95,561)	(83,208)	(279,344)	(247,915)
Incentive income compensation	(49,222)	(29,546)	(308,446)	(118,268)
General and administrative	(27,389)	(24,429)	(80,889)	(73,665)
Depreciation and amortization	(1,791)	(1,901)	(5,266)	(5,573)
Total expenses	(173,963)	(139,084)	(673,945)	(445,421)
Other income (expense):
Interest expense, net of interest income	(7,074)	(7,687)	(21,617)	(23,914)
Operating Group income taxes	(71)	(1,208)	(4,282)	(5,721)
Other income (expense), net	148	(59)	412	2,274
Distributable earnings	$154,827	$120,363	$763,011	$434,047
Distribution Calculation:
Operating Group distribution with respect to the period	$128,402	$97,810	$613,067	$349,349
Distribution per Operating Group unit	$0.85	$0.65	$4.06	$2.32
Adjustments per Class A unit:
Distributable earnings-OCG income taxes	(0.03)	(0.04)	(0.17)	(0.24)
Tax receivable agreement	(0.07)	(0.05)	(0.20)	(0.16)
Non-Operating Group expenses	(0.01)	(0.01)	(0.03)	(0.03)
Distribution per Class A unit (3)	$0.74	$0.55	$3.66	$1.89

(1)
Beginning in 2013, distributable earnings excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. These non-cash compensation charges amounted to $0.1 million for both the three and nine months ended September 30, 2012, and thus were considered immaterial for purposes of recasting those periods' results.

(2)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)	With respect to the quarter ended September 30, 2013, the distribution was announced on November 1, 2013 and is payable on November 15, 2013.

Units Outstanding

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Weighted Average Units:
OCGH	112,791	120,283	117,103	123,070
Class A	38,239	30,181	33,845	27,494
Total	151,030	150,464	150,948	150,564
Units Eligible for Fiscal Period Distribution:
OCGH	112,821	120,296
Class A	38,239	30,181
Total	151,060	150,477

Fee-related Earnings
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$139,305	$140,056	$414,529	$439,836
Open-end funds	36,125	32,888	108,469	94,336
Evergreen funds	10,150	9,643	29,283	28,520
Total management fees	185,580	182,587	552,281	562,692
Expenses:
Compensation and benefits	(95,561)	(83,080)	(279,344)	(247,787)
Equity-based compensation	(1,070)	(128)	(2,646)	(128)
General and administrative	(27,389)	(24,429)	(80,889)	(73,665)
Depreciation and amortization	(1,791)	(1,901)	(5,266)	(5,573)
Total expenses	(125,811)	(109,538)	(368,145)	(327,153)
Fee-related earnings	59,769	73,049	184,136	235,539
Fee-related earnings attributable to OCGH non-controlling interest	(44,635)	(58,397)	(142,995)	(192,649)
Non-Operating Group other income	—	—	—	6,260	(1)
Non-Operating Group expenses	(272)	(115)	(949)	(391)
Fee-related earnings-OCG before income taxes	14,862	14,537	40,192	48,759
Fee-related earnings-OCG income taxes	(2,428)	(2,324)	(5,839)	(15,158)	(1)
Fee-related earnings-OCG	$12,434	$12,213	$34,353	$33,601
Fee-related earnings per Class A unit	$0.33	$0.40	$1.02	$1.22
Weighted average number of Class A units outstanding	38,239	30,181	33,845	27,494

(1)
A nonrecurring adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to fee-related earnings-OCG before income taxes for the nine months ended September 30, 2012 was 19%, based on an annual rate of 20%, without the $(7,134) nonrecurring expense, and 31%, based on an annual rate of 29%, with it.

Segment Statements of Financial Condition

	As of
	September 30, 2013	December 31, 2012	September 30, 2012
	(in thousands)
Assets:
Cash and cash-equivalents	$304,743	$458,191	$310,854
U.S. Treasury and government agency securities	706,865	370,614	360,839
Management fees receivable	42,809	27,351	24,010
Incentive income receivable	2,251	82,182	30,195
Corporate investments, at equity	1,100,500	1,115,952	1,236,710
Deferred tax assets	293,579	159,171	168,110
Other assets	198,613	146,087	135,770
Total assets	$2,649,360	$2,359,548	$2,266,488
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$261,849	$214,311	$236,536
Due to affiliates	250,290	136,165	140,311
Debt obligations	585,714	615,179	618,929
Total liabilities	1,097,853	965,655	995,776
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,117,830	1,087,491	988,942
Unitholders’ capital attributable to Oaktree Capital Group, LLC	433,677	306,402	281,770
Total capital	1,551,507	1,393,893	1,270,712
Total liabilities and capital	$2,649,360	$2,359,548	$2,266,488
Corporate Investments, at Equity

	As of
	September 30, 2013	December 31, 2012	September 30, 2012
	(in thousands)
Investments in funds:
Oaktree funds:
Distressed debt	$421,426	$475,476	$533,715
Control investing	249,456	264,186	270,001
Real estate	128,144	107,408	112,880
Corporate debt	117,265	115,250	134,587
Listed equities	116,919	69,222	61,925
Convertible securities	1,511	1,392	1,365
Non-Oaktree	53,758	53,591	98,000
Investments in companies:
DoubleLine and other	12,021	29,427	24,237
Total corporate investments, at equity	$1,100,500	$1,115,952	$1,236,710
Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds' investment philosophy, strategy and implementation.

Closed-end Funds

			As of September 30, 2013
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage-ment Fee-gener-ating AUM	Oaktree Segment Incentive Income Recog-nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund IX, L.P. (6)	— (7)	—	$5,066	$760	$10	$—	$770	$745	$—	$—	$778	nm	nm	1.0x
Oaktree Opportunities Fund VIIIb, L.P.	Aug. 2011	Aug. 2014	2,692	2,558	423	11	2,970	2,625	1	81	2,803	17.8%	11.1%	1.2
Special Account B	Nov. 2009	Nov. 2012	1,031	1,069	491	552	1,008	988	3	55	802	18.6	15.0	1.5
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	1,990	1,919	4,578	3,398	66	322	3,691	17.2	12.1	1.5
Special Account A	Nov. 2008	Oct. 2012	253	253	317	424	146	101	34	29	—	32.5	26.5	2.3
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	9,290	15,488	3,646	2,460	1,095	710	—	23.8	18.2	2.0
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,624	4,162	1,060	999	25	189	826	11.5	8.3	1.5
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,308	2,596	485	577	90	165	148	12.4	9.1	1.8
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	950	1,955	174	220	151	34	—	18.6	14.3	1.9
Legacy funds (8)	Various	Various	9,543	9,543	8,176	17,675	44	—	1,109	9	—	24.2	19.3	1.9
												23.0%	17.6%
Global Principal Investments
Oaktree Principal Fund V, L.P.	Feb. 2009	Feb. 2014	$2,827	$2,233	$427	$385	$2,275	$2,756	$—	$5	$2,268	13.8%	8.1%	1.3x
Special Account C	Dec. 2008	Feb. 2014	505	455	242	134	563	395	10	38	429	19.9	14.6	1.6
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	1,603	2,565	2,366	1,510	—	47	2,306	10.6	8.1	1.6
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	965	1,974	391	457	52	136	—	14.8	10.3	1.8
Legacy funds (8)	Various	Various	2,301	2,301	1,838	4,133	6	—	235	1	—	14.5	11.6	1.8
												13.6%	10.2%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$16	$100	$419	$345	$—	$—	$617	4.8%	0.6%	1.2x

European Principal Investments (9)
Oaktree European Principal Fund III, L.P.	Nov. 2011	Nov. 2016	€3,164	€1,265	€132	€3	€1,394	€3,073	€—	€—	€1,413	14.7%	7.1%	1.2x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€483	€723	€1,445	€1,269	€11	€—	€1,482	11.5	7.7	1.4
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$460	$368	$368	$460	$232	$4	$47	$399	10.7	8.3	1.9
												11.7%	7.8%
Power Opportunities
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	$1,062	$326	$132	$5	$453	$1,036	$—	$25	$369	33.4%	17.2%	1.6x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,459	1,899	101	39	94	7	—	76.2	59.0	3.9
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	449	383	251	634	—	—	23	—	—	20.1	13.1	1.8
												35.3%	27.3%
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VI, L.P.	Aug. 2012	Aug. 2016	$2,334	$1,097	$3	$3	$1,097	$2,270	$—	$—	$1,132	10.5%	0.3%	1.0x
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,283	370	120	1,533	1,251	5	66	1,369	17.7	12.2	1.3
Special Account D	Nov. 2009	Nov. 2012	256	263	155	191	227	130	1	14	152	19.2	16.4	1.6
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	294	224	520	334	8	47	387	17.7	11.8	1.8
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	647	1,243	111	—	106	22	—	15.8	11.8	2.0
Legacy funds (8)	Various	Various	1,634	1,610	1,399	3,004	5	—	111	1	55	15.2	12.0	1.9
												15.5%	12.0%

			As of September 30, 2013
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM		Oaktree Segment Incentive Income Recog-nized	Accrued Incentives (Fund Level) (2)		Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date												Gross	Net
	(in millions)
Real Estate Debt
Oaktree Real Estate Debt Fund, L.P. (6)	Sep. 2013	Sep. 2016	$90	$45	$—	$—	$45	$—		$—	$—		$45	nm	nm	1.0x
Oaktree PPIP Fund, L.P. (10)	Dec. 2009	Dec. 2012	2,322	1,113	458	1,570	1	—		46	1	(11)	—	28.2%	N/A	1.4

Mezzanine Finance
Oaktree Mezzanine Fund III, L.P. (12)	Dec. 2009	Dec. 2014	$1,592	$1,174	$147	$544	$777	$1,552		$—	$—		$811	14.3%	10.4% / 2.1%	1.2x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	437	1,160	384	496		—	—		435	11.0	7.4	1.5
OCM Mezzanine Fund, L.P. (13)	Oct. 2001	Oct. 2006	808	773	278	1,038	13	—		32	2		—	15.1	10.7 /10.0	1.5
								30,794	(14)		2,053			12.7%	8.3%
						Other (15)		2,614			7
				Total (16)				$33,408			$2,060

(1)	Reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Excludes Oaktree segment incentive income recognized since inception.

(3)
Reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor's capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund's general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds' activities (we credit all such fee income back to the respective fund(s) so that our funds' investors share pro rata in the fee income's economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund's general partner.

(5)	Calculated as Drawn Capital plus gross income and, if applicable, fee income before fees and expenses divided by Drawn Capital.

(6)	The IRR is not considered meaningful (“nm”) as the period from the initial contribution through September 30, 2013 is less than one year.

(7)
As of September 30, 2013, Oaktree Opportunities Fund IX, L.P. had made an aggregate 15% drawdown against its $5.1 billion of committed capital. Oaktree has not yet commenced the fund's investment period and, as a result, as of September 30, 2013 management fees were assessed only on the drawn capital, and management fee-generating AUM included only that portion of committed capital.

(8)
Represents certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets. Includes funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree's founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(9)
Aggregate IRRs based on conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD at the September 30, 2013 spot rate of $1.35.

(10)
Due to the differences in allocations of income and expenses to this fund's two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not presented. Of the $2,322 million in capital commitments, $1,161 million relates to the Oaktree PPIP Private Fund, L.P. The gross and net IRR for the Oaktree PPIP Private Fund, L.P. were 24.8% and 18.7%, respectively, as of September 30, 2013.

(11)	Represents amounts related to the Oaktree PPIP Private Fund, L.P. only.

(12)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.4% and Class B interests is 2.1%. Combined net IRR for Class A and Class B interests is 8.1%.

(13)
The fund's partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.7% and Class B interests is 10.0%. Combined net IRR for the Class A and Class B interests is 10.3%.

(14)	Total based on conversion of Euro amounts to USD at the September 30, 2013 spot rate of $1.35.

(15)	Includes Oaktree Enhanced Income Fund, L.P., Oaktree Loan Fund 2x, L.P., Oaktree Asia Special Situations Fund, L.P., certain separate accounts and a non-Oaktree fund.

(16)
Excludes one separate account with management fee-generating AUM of $425 million as of September 30, 2013, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage-ment Fee-gener- ating AUM as of Sept. 30, 2013	Twelve Months Ended September 30, 2013			Since Inception through September 30, 2013
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$17,251	6.3%	5.7%	6.7%	9.9%	9.4%	8.8%	0.81	0.55
European High Yield Bonds	May 1999	1,507	11.3	10.7	10.9	8.3	7.8	6.2	0.62	0.36
U.S. Convertibles	Apr. 1987	4,669	19.7	19.1	21.1	10.1	9.6	8.2	0.50	0.32
Non-U.S. Convertibles	Oct. 1994	2,578	9.6	9.0	10.0	8.9	8.4	5.9	0.77	0.37
High Income Convertibles	Aug. 1989	1,137	13.6	13.1	6.8	12.0	11.5	8.6	1.04	0.58
U.S. Senior Loans	Sep. 2008	2,159	5.0	4.5	5.8	8.0	7.5	6.2	1.20	0.60
European Senior Loans	May 2009	1,231	7.1	6.6	8.7	11.6	11.1	12.9	1.88	1.95
Emerging Markets Equities	Jul. 2011	100	4.7	3.9	1.0	(0.7)	(1.5)	(3.9)	(0.06)	(0.21)
Total		$30,632

(1)	Represents Oaktree’s time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. Returns for Relevant Benchmarks are presented on a gross basis.
Evergreen Funds

		As of September 30, 2013				Twelve Months Ended September 30, 2013		Since Inception through September 30, 2013
		Strategy AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level) (1)
	Strategy Inception					Rates of Return		Annualized Rates of Return
						Gross	Net	Gross	Net
		(in millions)

Strategic Credit (2)	Jul. 2012	$1,833	$807	$1		18.2%	16.4%	17.6%	15.9%
Value Opportunities	Sep. 2007	1,898	1,818	35		18.8	13.1	14.0	9.0
Emerging Markets Absolute Return	Apr. 1997	304	282	N/A	(3)	4.3	2.0	15.2	10.3
			2,907	36
Restructured funds (4)			—	8
Total (2)			$2,907	$44

(1)	For the three and nine months ended September 30, 2013, segment incentive income recognized by Oaktree totaled $1.1 million and $4.8 million, respectively.

(2)	Includes a separate account with a closed-end fund structure with $562 million of AUM and $425 million of management fee-generating AUM. Returns presented are time-weighted rates of return.

(3)	As of September 30, 2013, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $6.2 million.

(4)
Oaktree manages three restructured evergreen funds that are in liquidation: Oaktree European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and Oaktree Japan Opportunities Fund, L.P. (Yen class). As of September 30, 2013, these funds had gross and net IRRs since inception of (2.1)% and (4.6)%, 8.0% and 5.6%, and (7.1)% and (8.1)%, respectively, and in the aggregate had AUM of $174.0 million. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $8.2 million as of September 30, 2013.

GLOSSARY
Accrued Incentives (Fund Level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. In addition, ANI excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) other income or expenses applicable to OCG or its Intermediate Holding Companies and (d) the adjustment for the OCGH non-controlling interest. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged and the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments.

•
Management fee-generating assets under management (“management fee-generating AUM”) reflects the AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital during the investment period, without regard to changes in NAV or the pace of capital drawdowns, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds pay management fees based on their NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments because they are not part of the NAV.

Consolidated funds refers to those funds that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income (loss) and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and, beginning in 2013, excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly and (c) the adjustment for the OCGH non-controlling interest.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “method 2,” instead of the “method 1,” approach to accounting for incentive income. ANI follows method 1, for which incentive income is recognized by us when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. The method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the “method 2,” instead of the “method 1,” approach to accounting for segment incentive income and reflects the adjustments described above and under the definition of ANI.
Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership.  Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense. This calculation is considered baseline because it applies all bonus and other general expenses to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE includes non-cash equity-based compensation charges related to unit grants made after our initial public offering. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.
Relevant Benchmark refers, with respect to:

•	our U.S. high yield bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•	our European high yield bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. senior loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European senior loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. convertible securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. convertible securities strategy, to the JACI Global ex-U.S. (Local) Index;

•	our high income convertible securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our emerging markets equity strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP financial information
Oaktree discloses certain financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”) in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Fee-related earnings (1)	$59,769	$73,049	$184,136	$235,539
Incentive income	122,424	59,174	787,665	250,861
Incentive income compensation	(49,222)	(29,546)	(308,446)	(118,268)
Investment income	53,558	62,801	170,184	150,382
Interest expense, net of interest income	(7,074)	(7,687)	(21,617)	(23,914)
Other income (expense), net	148	(59)	412	2,274
Adjusted net income	179,603	157,732	812,334	496,874
Equity-based compensation (2)	(6,250)	(7,369)	(18,231)	(27,353)
Income taxes (3)	(726)	(5,801)	(18,874)	(27,493)
Non-Operating Group other income (4)	—	—	—	6,260
Non-Operating Group expenses (4)	(271)	(115)	(947)	(393)
OCGH non-controlling interest (4)	(129,408)	(119,235)	(617,191)	(379,356)
Net income attributable to Oaktree Capital Group, LLC	$42,948	$25,212	$157,091	$68,539

(1)	Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense.

(2)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(3)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(4)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Fee-related earnings-OCG (1)	$12,434	$12,213	$34,353	$33,601
Incentive income attributable to OCG	30,997	11,869	170,411	46,635
Incentive income compensation attributable to OCG	(12,463)	(5,926)	(66,737)	(22,074)
Investment income attributable to OCG	13,560	12,597	37,544	26,861
Interest expense, net of interest income attributable to OCG	(1,790)	(1,542)	(4,832)	(4,357)
Other income (expense) attributable to OCG	38	(10)	95	342
Non-fee-related earnings income taxes attributable to OCG (2)	1,754	(2,511)	(9,649)	(7,624)
Adjusted net income-OCG (1)	44,530	26,690	161,185	73,384
Equity-based compensation attributable to OCG (3)	(1,582)	(1,478)	(4,094)	(4,845)
Net income attributable to Oaktree Capital Group, LLC	$42,948	$25,212	$157,091	$68,539

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies.

(2)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(3)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

The following table reconciles fee-related earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Fee-related earnings revenues	$185,580	$182,587	$552,281	$562,692
Incentive income	122,424	59,174	787,665	250,861
Investment income	53,558	62,801	170,184	150,382
Segment revenues	361,562	304,562	1,510,130	963,935
Consolidated funds (1)	(293,308)	(264,358)	(1,335,791)	(848,071)
Investment income (2)	(11,468)	(8,298)	(22,600)	(17,683)
GAAP revenues	$56,786	$31,906	$151,739	$98,181

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Distributable earnings	$154,827	$120,363	$763,011	$434,047
Investment income (1)	53,558	62,801	170,184	150,382
Receipts of investment income from funds (2)	(18,783)	(21,184)	(102,281)	(79,608)
Receipts of investment income from DoubleLine and other companies	(9,000)	(5,456)	(20,216)	(13,668)
Equity-based compensation (3)	(1,070)	—	(2,646)	—
Operating Group income taxes	71	1,208	4,282	5,721
Adjusted net income	179,603	157,732	812,334	496,874
Equity-based compensation (4)	(6,250)	(7,369)	(18,231)	(27,353)
Income taxes (5)	(726)	(5,801)	(18,874)	(27,493)
Non-Operating Group other income (6)	—	—	—	6,260
Non-Operating Group expenses (6)	(271)	(115)	(947)	(393)
OCGH non-controlling interest (6)	(129,408)	(119,235)	(617,191)	(379,356)
Net income attributable to Oaktree Capital Group, LLC	$42,948	$25,212	$157,091	$68,539

(1)
This adjustment eliminates our segment investment income, which with respect to investment in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund operations or make equity distributions.

(5)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(6)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Distributable earnings-OCG (1)	$34,639	$21,126	$152,681	$66,426
Investment income attributable to OCG	13,560	12,597	37,544	26,861
Receipts of investment income from funds attributable to OCG	(4,756)	(4,312)	(22,385)	(14,518)
Receipts of investment income from DoubleLine and other companies attributable to OCG	(2,279)	(1,032)	(4,565)	(2,510)
Equity-based compensation attributable to OCG (2)	(271)	—	(604)	—
Distributable earnings-OCG income taxes	1,445	1,301	5,566	7,480
Tax receivable agreement	2,848	1,603	7,541	5,157
Non-Operating Group other income	—	—	—	6,260
Income taxes of Intermediate Holding Companies	(656)	(4,593)	(14,593)	(21,772)
Adjusted net income-OCG (1)	44,530	26,690	161,185	73,384
Equity-based compensation attributable to OCG (3)	(1,582)	(1,478)	(4,094)	(4,845)
Net income attributable to Oaktree Capital Group, LLC	$42,948	$25,212	$157,091	$68,539

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Distributable earnings	$154,827	$120,363	$763,011	$434,047
Distributable earnings attributable to OCGH non-controlling interest	(115,624)	(96,218)	(596,276)	(354,591)
Non-Operating Group expenses	(271)	(115)	(947)	(393)
Distributable earnings-OCG income taxes	(1,445)	(1,301)	(5,566)	(7,480)
Tax receivable agreement	(2,848)	(1,603)	(7,541)	(5,157)
Distributable earnings-OCG	$34,639	$21,126	$152,681	$66,426
Distributable earnings-OCG per Class A unit	$0.91	$0.70	$4.51	$2.42

The following table reconciles distributable earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Distributable earnings revenues	$335,787	$268,401	$1,462,443	$906,829
Investment income	53,558	62,801	170,184	150,382
Receipts of investment income from funds	(18,783)	(21,184)	(102,281)	(79,608)
Receipts of investment income from DoubleLine and other companies	(9,000)	(5,456)	(20,216)	(13,668)
Segment revenues	361,562	304,562	1,510,130	963,935
Consolidated funds (1)	(293,308)	(264,358)	(1,335,791)	(848,071)
Investment income (2)	(11,468)	(8,298)	(22,600)	(17,683)
GAAP revenues	$56,786	$31,906	$151,739	$98,181

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Economic net income (1)	$157,383	$368,000	$730,539	$750,028
Change in accrued incentives (fund level), net of associated incentive income compensation expense (2)	22,220	(210,268)	81,795	(253,154)
Adjusted net income	179,603	157,732	812,334	496,874
Equity-based compensation (3)	(6,250)	(7,369)	(18,231)	(27,353)
Income taxes (4)	(726)	(5,801)	(18,874)	(27,493)
Non-Operating Group other income (5)	—	—	—	6,260
Non-Operating Group expenses (5)	(271)	(115)	(947)	(393)
OCGH non-controlling interest (5)	(129,408)	(119,235)	(617,191)	(379,356)
Net income attributable to Oaktree Capital Group, LLC	$42,948	$25,212	$157,091	$68,539

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured, and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position.

(4)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense.

(5)
Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Economic net income-OCG (1)	$39,034	$66,889	$138,770	$117,595
Change in accrued incentives (fund level), net of associated incentive income compensation expense attributable to OCG	5,626	(42,177)	19,856	(45,836)
Economic net income-OCG income taxes	544	6,813	18,047	24,407
Income taxes-OCG	(674)	(4,835)	(15,488)	(22,782)
Adjusted net income-OCG (1)	44,530	26,690	161,185	73,384
Equity-based compensation attributable to OCG	(1,582)	(1,478)	(4,094)	(4,845)
Net income attributable to Oaktree Capital Group, LLC	$42,948	$25,212	$157,091	$68,539

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands, except per unit data)
Economic net income	$157,383	$368,000	$730,539	$750,028
Economic net income attributable to OCGH non-controlling interest	(117,534)	(294,183)	(572,775)	(613,893)
Non-Operating Group expenses	(271)	(115)	(947)	(393)
Non-Operating Group other income	—	—	—	6,260
Economic net income-OCG income taxes	(544)	(6,813)	(18,047)	(24,407)
Economic net income-OCG	$39,034	$66,889	$138,770	$117,595
Economic net income-OCG per Class A unit	$1.02	$2.22	$4.10	$4.28

The following table reconciles economic net income revenues and segment revenues to GAAP revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(in thousands)
Economic net income revenues	$337,595	$691,789	$1,475,865	$1,415,521
Incentives created	(98,457)	(446,401)	(753,400)	(702,447)
Incentive income	122,424	59,174	787,665	250,861
Segment revenues	361,562	304,562	1,510,130	963,935
Consolidated funds (1)	(293,308)	(264,358)	(1,335,791)	(848,071)
Investment income (2)	(11,468)	(8,298)	(22,600)	(17,683)
GAAP revenues	$56,786	$31,906	$151,739	$98,181

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended September 30, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$185,580	$(128,794)	$56,786
Incentive income (1)	122,424	(122,424)	—
Investment income (1)	53,558	(42,090)	11,468
Total expenses (2)	(175,033)	(39,125)	(214,158)
Interest expense, net (3)	(7,074)	(10,263)	(17,337)
Other income, net	148	—	148
Other income of consolidated funds (4)	—	1,253,050	1,253,050
Income taxes	—	(726)	(726)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(916,875)	(916,875)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(129,408)	(129,408)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$179,603	$(136,655)	$42,948
Corporate investments, at equity (5)	$1,100,500	$(1,009,820)	$90,680
Total assets (6)	$2,649,360	$42,051,821	$44,701,181

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of (a) equity-based compensation charges of $6,250 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $32,604 and (c) expenses incurred by the Intermediate Holding Companies of $271.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended September 30, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$182,587	$(152,001)	$30,586
Incentive income (1)	59,174	(57,854)	1,320
Investment income (1)	62,801	(54,503)	8,298
Total expenses (2)	(139,084)	(28,936)	(168,020)
Interest expense, net (3)	(7,687)	(3,102)	(10,789)
Other income, net	(59)	—	(59)
Other income of consolidated funds (4)	—	2,358,767	2,358,767
Income taxes	—	(5,801)	(5,801)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,069,855)	(2,069,855)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(119,235)	(119,235)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$157,732	$(132,520)	$25,212
Corporate investments, at equity (5)	$1,236,710	$(1,108,088)	$128,622
Total assets (6)	$2,266,488	$44,542,839	$46,809,327

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of (a) equity-based compensation charges of $7,369 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $21,452 and (c) expenses incurred by the Intermediate Holding Companies of $115.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Nine Months Ended September 30, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$552,281	$(402,859)	$149,422
Incentive income (1)	787,665	(785,348)	2,317
Investment income (1)	170,184	(147,584)	22,600
Total expenses (2)	(676,591)	(98,612)	(775,203)
Interest expense, net (3)	(21,617)	(21,314)	(42,931)
Other income, net	412	—	412
Other income of consolidated funds (4)	—	5,179,866	5,179,866
Income taxes	—	(18,874)	(18,874)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(3,743,327)	(3,743,327)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(617,191)	(617,191)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$812,334	$(655,243)	$157,091
Corporate investments, at equity (5)	$1,100,500	$(1,009,820)	$90,680
Total assets (6)	$2,649,360	$42,051,821	$44,701,181

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of (a) equity-based compensation charges of $18,231 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $79,434 and (c) expenses incurred by the Intermediate Holding Companies of $947.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Nine Months Ended September 30, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$562,692	$(470,879)	$91,813
Incentive income (1)	250,861	(244,493)	6,368
Investment income (1)	150,382	(132,699)	17,683
Total expenses (2)	(445,421)	(97,174)	(542,595)
Interest expense, net (3)	(23,914)	(9,725)	(33,639)
Other income, net (4)	2,274	6,260	8,534
Other income of consolidated funds (5)	—	5,795,524	5,795,524
Income taxes	—	(27,493)	(27,493)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(4,868,300)	(4,868,300)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(379,356)	(379,356)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$496,874	$(428,335)	$68,539
Corporate investments, at equity (6)	$1,236,710	$(1,108,088)	$128,622
Total assets (7)	$2,266,488	$44,542,839	$46,809,327

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustments consist of (a) equity-based compensation charges of $27,353 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $69,428 and (c) expenses incurred by the Intermediate Holding Companies of $393.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The other income, net adjustment represents other income or expenses of OCG or its Intermediate Holding Companies. This amount is attributable to a reduction in the amount of the deferred tax asset under the tax receivable agreement associated with the sale completed on May 25, 2007 of 23,000,000 of our class A units to Goldman, Sachs & Co., as initial purchaser, as more fully described in “Management's Discussion and Analysis of Financial Condition and Results of Operations—The May 2007 Restructuring and The 2007 Private Offering—The 2007 Private Offering” in our Annual Report, which reduced the tax receivable agreement liability payable to OCGH unitholders.

(5)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(7)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.